Exhibit 99.1

FOR IMMEDIATE RELEASE

INTERPARFUMS, INC. ANNOUNCES EXCLUSIVE WORLDWIDE LICENSE AGREEMENT WITH PUMA

New York, New York, September 22, 2026, Interparfums, Inc. (NASDAQ GS: IPAR) (“Interparfums” or the “Company”) today announced that it has entered into an exclusive, worldwide license agreement with sports company PUMA for the creation, development, production, and distribution of fragrances under the PUMA brand name.

Interparfums plans to introduce this new signature lifestyle fragrance in 2027 under a license agreement that runs through December 31, 2037.

“PUMA is an iconic global brand that connects world-class athletic performance with culture, fashion, and everyday lifestyle,” said Jean Madar, Chairman and Chief Executive Officer of Interparfums. “Through its innovative products, deep relationships with elite athletes and teams, and disruptive collaborations across design and popular culture, PUMA has built relevance well beyond the field of play and established a formidable presence in key markets around the world.  We look forward to translating this cultural significance into a new fragrance that extends the PUMA brand and engages consumers across markets, generations, and style preferences.”

“We are delighted for PUMA to join the Interparfums brand portfolio,” said Nina Jacobsen Director Licensed Business at PUMA.  “Interparfums has built an exceptional reputation for translating the essence of iconic brands into distinctive fragrance experiences, supported by a proven record of execution, global reach, and deep understanding of consumers. Together, we expect to leverage PUMA’s cultural relevance, energy and global brand appeal to create a fragrance that will be embraced by consumers around the world.”

About PUMA

PUMA is one of the world’s leading sports brands, designing, developing, and selling footwear, apparel and accessories. Founded in 1948, PUMA helps the world’s best athletes and teams perform at their best with its innovative products. Known for its iconic cat logo and the Formstrip, the company offers performance products in categories such as Football, Running and Training. Its Sportstyle collections are rooted in sports and inspire consumers by celebrating sports culture. With its long history and strong heritage, PUMA is proud of having one of the strongest archives in the industry, with many iconic products such as the Suede and the Speedcat. The PUMA Group owns the brands PUMA, Cobra Golf and stichd. The company distributes its products in over 120 countries, employs around 20,000 people and is headquartered in Herzogenaurach/Germany.

About Interparfums, Inc.:

Operating in the global fragrance business since 1982, Interparfums, Inc. produces and distributes a wide array of prestige fragrance and fragrance related products under license and other agreements with brand owners. The Company manages its business in two operating segments, European based operations, through its 72% owned subsidiary, Interparfums SA, and United States based operations, through wholly owned subsidiaries in the United States and Italy.

Our licensed portfolio of prestige brands includes Abercrombie & Fitch, Anna Sui, Boucheron, Coach, Donna Karan/DKNY, Emanuel Ungaro, Ferragamo, Graff, GUESS, Hollister, Jimmy Choo, Karl Lagerfeld, Kate Spade, Lacoste, Longchamp, MCM, Moncler, Montblanc, Oscar de la Renta, Puma, Roberto Cavalli, and Van Cleef & Arpels, whose products are distributed in over 120 countries around the world through an extensive and diverse network of distributors. Interparfums, Inc. is also the registered owner of several trademarks including Annick Goutal, Lanvin, Off-White, Rochas, and Solférino.

Forward-Looking Statements:

Statements in this release which are not historical in nature are forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. In some cases, you can identify forward-looking statements by forward-looking words such as "anticipate,” "believe", "could", "estimate", "expect", "intend", "may", "should", "will", and "would" or similar words. You should not rely on forward-looking statements, because actual events or results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the risks and uncertainties discussed under the headings “Forward Looking Statements” and "Risk Factors" in Interparfums' annual report on Form 10-K for the fiscal year ended December 31, 2025, and the reports Interparfums files from time to time with the Securities and Exchange Commission. Interparfums does not intend to and undertakes no duty to update the information contained in this press release.

Contact Information:

Interparfums, Inc.	or	The Equity Group Inc.
Michel Atwood		Devin Sullivan: (212) 836-9608 / devin.sullivan@theequitygroup.com
Chief Financial Officer		Conor Rodriguez: (212) 836-9628 / conor.rodriguez@theequitygroup.com
(212) 983-2640		www.theequitygroup.com
www.interparfumsinc.com